Exhibit 10.8

EMPLOYMENT CONTRACT

AGREEMENT made the 20th day of June, 2006

B E T W E E N:

Mark Wolinsky, of the City of Westmount,
in the Province of Quebec

(the “Employee”)

- and -

Neutron Enterprises Inc. a corporation incorporated
under the laws of Nevada

(“Neutron” or the “Company”)

RECITALS:

WHEREAS the Employee is an experienced senior executive in industry;

AND WHEREAS Neutron wishes to employ the Employee as its Vice President;

AND WHEREAS the Employee is willing to be employed by Neutron and render such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained and of other good and valuable consideration, the parties agree with one another as follows:

1.	INTERPRETATION

1.1	Definitions

In this agreement, unless there is something in the subject matter or context inconsistent therewith,

“Act” means the Employment Standards Act of Quebec as the same may be amended or restated, or any comparable successor legislation;

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“affiliate” and “subsidiary” shall have the respective meanings ascribed to such terms by the Canada Business Corporations Act (CBCA) on the date hereof;

“Business Day” means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in Montreal, Quebec;

“Confidential Information” includes owned, possessed or controlled by the Company, including without limitation, third-party information under which the Company is bound by a duty of confidentiality, but is not limited to: any information, know-how, data, patent, copyright, Intangible Property, trade secret, process, technique, program, design or formula; any marketing, advertising, financial, commercial, sales or programming matter; any customer or supplier lists or pricing information; any confidential information of customers, suppliers or any other parties to whom the Company has obligations of confidentiality; any budget, plan, model or analysis; any written materials, compositions, drawings, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas or concepts; any other data including the terms and conditions of any completed or potential transaction; and any of the forgoing derived in whole or in part from Confidential Information whether in oral, written, graphic, electronic, or any other form or medium whatsoever, of the or relating to the Company that may be disclosed to, or in the possession of, the Employee in connection with his employment hereunder. The term “Confidential Information” shall not include the following:

(i)	information which is now or which hereafter becomes publicly known or available through no act or failure on the part of the Employee, whether through breach of this Agreement or otherwise; or

(ii)	information which the Employee is by law, order of a Court of competent jurisdiction, or other legal compulsion required to disclose (provided, that information shall continue to constitute Confidential Information is subject to a protective order or other action of the Court or the parties to the proceeding in order to protect the confidentiality thereof);

"including" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

“Intangible Property” means all discoveries, inventions, improvements, techniques, concepts and ideas, whether patentable or not, know-how and similar intangible property made, discovered, conceived, invented or improved by the Employee during the course of his employment hereunder, whether alone or with others and whether during regular working hours and through the use of the facilities and property of the Company or any affiliate or otherwise,; and

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“Person” includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law.

1.2	Headings

The division of this agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. The headings in this agreement are not intended to be full or precise descriptions of the text to which they refer and shall not be considered part of this agreement. References to a paragraph or a subparagraph are to the corresponding paragraph or subparagraph of this agreement.

1.3	Number and Gender

In this agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

2.	EMPLOYMENT

The Company agrees to employ the Employee and the Employee accepts such employment on and subject to the terms of this agreement. The Employee shall be the Vice-President and shall have the duties and responsibilities set out in Section 4. The Employee will receive his remuneration from Neutron’s Canadian subsidiary.

3.	TERM

The Employee’s employment shall commence on July 1st, 2006 or as mutually agreed and continue until June 30th, 2009 unless earlier terminated in accordance with Section 11 (the “Term”). This agreement shall be automatically renewed for successive one (1) year terms unless the Company has given notice to the other party at least ninety (90) days prior to the end of the term.

4.	DUTIES AND RESPONSIBILITIES

So long as this agreement continues in full force and effect, the Employee shall

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(a)	devote substantially all of his business time and energies to the business and affairs of NEUTRON as mutually agreed with the CEO from time to time, provided that any outside activities do not substantially interfere with the Employee’s responsibilities to the Company;

(b)	well and faithfully serve NEUTRON; and

(c)	use his best efforts, skills and abilities to promote the interests of NEUTRON.

The Employee’s duties and responsibilities shall also include:

(i)	all related commercial services necessary or incidental to the execution of the business plan as determined by the Chief Executive Officer and approved by the Board of Directors;

(ii)	business development services; and

(iii)	generally providing such services as are required to carry out the management and operating affairs of NEUTRON.

The Employee shall also perform such other tasks and duties related to the foregoing as may from time to time be determined by the Chief Executive Officer. The Employee shall, in carrying out the obligations under this agreement, report directly to the Chief Executive Officer, or such person as the Chief Executive Officer may designate. The Employee shall work based out of the Company’s offices in Montreal, Quebec.

The Employee acknowledges that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the Company. The Employee acknowledges that this paragraph constitutes an agreement to work such hours where such agreement is permitted by applicable legislation.

The Employee shall also submit to such medical and other examinations and provide such samples as are reasonably necessary to obtain key man life insurance on his life.

5.	CONFIDENTIAL INFORMATION

The Employee acknowledges that during the course of his employment with the Company, the Employee will acquire Confidential Information. Confidential Information is the exclusive property of the Company. Further, the Employee acknowledges that the Company's business and Neutron depend significantly upon maintaining the confidentiality of Confidential Information. In partial consideration for the Employee's employment hereunder, the Employee covenants and agrees that he shall not, at any time during the term of his employment by the Company or thereafter, until such information becomes part of the public domain, reveal, divulge or make known to any persons or entity (other than the Company and its duly authorized Employees) or use for his own or any other's benefit, or to the detriment of the Company or Neutron, the Confidential Information or his knowledge of any of the business or financial affairs of Neutron, which during or after his employment pursuant hereto is made known to the Employee.

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6.	INVENTIONS AND DISCOVERIES

The Employee agrees to fully and freely (and without expense to the Company during the Term) communicate to the Company, and the Employee assigns to the Company, all Intangible Property. All Intangible Property shall be the sole and exclusive property of the Company and, upon its request at any time or from time to time during the term or after the termination of the Employee's employment, the Employee shall deliver to the Company all designs, drawings, sketches, models, prototypes, notes and other data and records relating to the Intangible Property, that may be in his possession or otherwise available to him. The Employee agrees that he will at all times (both during the continuance of his employment hereunder and at all times thereafter provided the Company pays for all reasonable and approved expenses related thereto) take all action and execute and file all such documents to assist the Company or its assignees in every way to protect the rights of the Company or its assignees under this paragraph and to vest in the Company or its assignees the entire right, title, interest and benefits (including without limitation patent and copyright rights) in and to any and all of the Intangible Property. The Employee shall not (either during the continuance of his employment hereunder or at any time thereafter) disclose any of the Intangible Property to any person, firm or company or use any of the Intangible Property for his own purposes, to the detriment of the Company or for any purpose other than those of the Company and its affiliates. Without limiting the foregoing, Employee recognizes and understands that Employee’s duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Employee shall be done as "work made for hire as defined and used in the United States Copyright Act of 1976, 17 U.S.C. § et seq.". In the event of publication of such materials, Employee understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright.

7.	VACATION

The Employee shall be entitled to a minimum of 4 weeks of paid vacation per year or as mutually agreed upon with the CEO to be taken at such times as agreed to by the parties. Any unused vacation shall accrue to the following year up to a maximum of ten days.

8.	EXPENSES

The Company shall pay or reimburse to the Employee on a monthly basis upon receipt of a true, complete and accurate monthly expense report with supporting invoices and other documentation, for all traveling and other direct out-of-pocket expenses actually and properly incurred by him in connection with the performance of his duties hereunder. With the exception of expenses related to business travel approved by the Company in advance any single expense over $5,000.00 and any monthly expenses over $5,000.00 in the aggregate shall only be paid or reimbursed by the Company if they have been approved by the Company in advance of their incurrence.

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9.	COMPENSATION

9.1	Salary

The Employee shall receive a monthly salary of $14,583.33payable on or before the 30th day of each month, subject to applicable statutory deductions (the “Base Salary”). The Employee shall also be entitled to an annual bonus up to fifty percent (50%) of his annual compensation. The amount of a bonus shall be determined by the Board of Directors having regard to its financial performance and the Employee’s individual performance.

9.2	Stock Option Plan

The Company has an incentive stock option plan for its officers, directors, employees and service providers. The Employee shall be entitled to participate as an executive in such plan in accordance with the terms and conditions thereof and applicable law. The Employee shall receive a one time grant of five hundred thousand (500,000) options for common shares at a strike price of equal to market per share on the date hereof, vesting bi-annually in four equal instalments on the last day of June, and December (the “Initial Options Grant”). The Company agrees the Initial Options Grant is not subject to the provisions of the Company’s Employment Incentive Stock Option Plan and should the employee be terminated without cause within the first 12 months from the commencement of this agreement, 50% of the one time grant shall vest immediately. Thereafter if the Employee is terminated without cause all of the options under this initial grant will vest.. NEUTRON shall promptly take such actions as may be required to permit the resale of shares under the United States Securities Act of 1933, as amended, subject to the volume limitations applicable to affiliates under Rule 144(e) thereunder.

10.	BENEFITS

TheEmployee acknowledges and agrees that Company does not currently maintain any benefit plans for its employees including group life, accident, sickness and medical insurance or pension plans. The Company intends to adopt a benefit plan, in its discretion, commensurate with those generally offered to employees in the technology application industry. The Employee shall be entitled to participate at no direct cost as an executive in any such plan in accordance with the terms and conditions thereof.

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11.	Termination

The Employee's employment hereunder may be terminated in each of the circumstances in subparagraphs 11.1 to 11.5 inclusive:

11.1	Death

The Employee's employment hereunder shall automatically terminate upon his death. For the purposes of Section 12, in the event that the Employee’s employment is terminated pursuant to this Section 11.1 or Section 11.2, all references to Employee, shall be deemed to be references to the Employee’s heirs, executors, administrators or legal personal representatives, as applicable in the circumstances.

11.2	Disability

The Company may terminate the Employee's employment hereunder if the Employee, by reason of physical or mental disability, is unable to fulfill his obligations and duties hereunder on a full time basis (other than by reason of authorized vacation or leave) for a period in excess of three consecutive months, subject to applicable law. To the extent permitted by law, it is acknowledged and agreed that the salary contemplated by Section 9.1 is not payable during periods that the Employee is unable to fulfill his obligations and duties hereunder on a full time basis (other than by reason of authorized vacation or leave).

11.3	Cause

The Company may terminate the Employee's employment hereunder for cause. The term “cause” shall include:

(a)	any material failure by the Employee to observe and perform any of his covenants and obligations hereunder, where such failure has not been cured within two (2) weeks of written notice thereof by the Company to the Employee.

(b)	fraud gross negligence, or willful malfeasance by the Employee in connection with the performance of his duties hereunder; or

(c)	a conviction of the Employee for any criminal offence in Canada or the United States by a court of final and competent jurisdiction

11.4	Without Cause

During the six (6) month period immediately after the commencement of the Term the Company may only terminate the Employee's employment for cause pursuant to Section 11.3 hereof. Thereafter, the Company may terminate Employee’s employment hereunder at any time without cause on twelve (12) months notice (or pay in lieu of notice). Pay in lieu of notice shall be calculated using the greater of $20,000/month or the highest monthly remuneration earned during the duration of this contract. After 24 months the notice period (or pay in lieu of notice) will increase by 2 months for each year or part thereof that the employee was employed, to a maximum of 18 months. Except as otherwise outlined in this section, after the effective date of such termination, the Employee shall be entitled to no further rights or benefits hereunder or in connection with his employment by the Company whether pursuant to this Agreement, the Act, applicable law or otherwise. After the termination of the employment of the Employee hereunder for any reason the Employee shall not, directly or indirectly, take any action to damage the goodwill of NEUTRON, the business or the relationships of NEUTRON. The Employee expressly agrees that the foregoing represents the Company’s maximum termination obligations.

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11.5	Sale of Stock or Exercising of Stock Options

In the event the Employee is terminated by the Company or the Employee resigns, the Holder of the Common Shares and Stock Options granted herein shall limit their resale of Common Stock issued upon exercise of the Stock Option and Stock Grant such that, in the aggregate, shall not exceed, in any calendar month, more than 10% of the reported trading volume in the Company’s Common Stock on the principal trading market for the preceding calendar month. The Company shall be authorized to take such action as is required to implement this provision, including, without limitation, providing appropriate “stop transfer” instructions to its transfer agent and implementing restrictive legends on the certificates representing such shares calling attention to the restrictions in this agreement. The foregoing shall apply for period of eighteen months following the termination.

12.	COMPETITION AND NON-SOLICITATION

The Employee shall not during the five (5) years following the date of the Agreement:

(a)	work for or be interested in any business which provides services or products which are directly competitive with services or products offered by the Company or a subsidiary or affiliate of Company. For the purpose of this Agreement, the term "work for or be interested in any business" means that the Employee is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if (i) his interest is limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market. In the event that any part of this Section 12 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

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(b)	directly or indirectly: (i) solicit the trade of, or trade with, any present or prospective customer of the Company for any business purpose that directly or indirectly competes with the business of Company or a subsidiary or affiliate of Company; or (ii) solicit or induce, or attempt to solicit or induce, any employee of Company to leave Company for any reason whatsoever, or assist or participate in the hiring of any employee of Company to work for another entity.

13.	GENERAL

13.1	Injunctive Relief

The Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of any provision of Sections 5 and 12 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 5 and 12 of this Agreement, subject to applicable law, and the Company will not be obligated to post bond or other security in seeking such relief.

13.2	Tolling Period

To the extent permitted by law, the non-competition, non-disclosure and non-solicitation obligations contained in Sections 5 and 12 of this Agreement shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Sections 5 and 12, regardless of whether the Company knew or should have known of such breach.

13.3	Entire Agreement

This agreement constitutes the entire agreement between the parties pertaining to the employment of the Employee by the Company and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this agreement, or which induced any party to enter into this agreement or on which reliance is placed by any party, except as specifically set forth in this agreement.

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13.4.	Amendment

This agreement may be amended or supplemented only by a written agreement signed by each party.

13.5.	Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

13.6.	Applicable Law

This agreement shall be governed by and construed in accordance with the laws in force in the Province of Quebec. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Quebec, district of Montreal with respect to any matter arising hereunder or related hereto.

13.7.	Time

Time is and shall remain of the essence of this agreement and all of its provisions.

13.8.	Notices

Any notice, demand or other communication (in this Section, a “notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(a)	delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible Employee of the relevant party at the applicable address set forth below;

(b)	sent by prepaid first class mail; or

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(c)	sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record (“Electronic Transmission”) during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail;

in the case of a notice to the Employee, addressed to him at:
[provide]

and in the case of a notice to the Company, addressed to it at:

Neutron Enterprises Inc. Suite 2500, 115 Rene Levesque Blvd Ouest Montreal, Quebec H3B 2K4 Attention: Chief Executive Officer

Telecopier No.: 514-933-9710

Each notice sent in accordance with this Section shall be deemed to have been received:

(a)	on the day it was delivered;

(b)	on the third Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

(c)	on the same day that it was sent by Electronic Transmission, or on the first Business Day thereafter if it was sent by Electronic Transmission after 5:00 p.m. local time or the day on which it was sent by Electronic Transmission was not a Business Day.

The Employee or the Company may change the address for notice by giving notice to each other as provided in this Section.

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13.9.	No Third Party Benefits

The terms and provisions of this Agreement are intended solely for the benefit of the Employee and Neutron and their respective affiliates, successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

13.10.	Assignment

Neither this agreement nor any rights or obligations hereunder shall be assignable by the Employee without the prior written consent of the Company. Subject thereto, this agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

13.11	No Partnership or Joint Venture of Agency

None of the parties to this Agreement are nor shall any of them be deemed to be partners or joint venturers with one another and nothing herein shall be construed so as to impose any liability as such on any of them.

13.12.	Further Assurances

Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this agreement.

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IN WITNESS WHEREOF the parties have duly executed this agreement this ___ day of ____________, 2006.

SIGNED, SEALED AND DELIVERED ) In the presence of: )
)
)

)	Mark Wollinsky
)
)	Neutron Enterprises Inc.
)
)
)

)	Per: Rory Olson
)	Chief Executive Officer

)	Neutron Enterprises Inc.